SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.      )

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☐ Preliminary Proxy Statement	☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material under Rule 14a-12

Almost Family, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☒	No fee required.

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September 11, 2002

To Our Stockholders:

     You are cordially invited to attend the 2002 Annual Meeting of Stockholders of Almost Family, Inc. on Monday, October 14, 2002. The meeting will be held at the Hawthorn Suites, 751 Cypress Station Drive, Louisville, Kentucky, at 9:00 a.m. local time.

     Two matters will be voted on at this meeting. Please take the time to read carefully each of the proposals for stockholder action described in the accompanying proxy materials.

     Whether or not you plan to attend, you can ensure that your shares are represented at the meeting by promptly completing, signing and dating your proxy form and returning it in the enclosed envelope. If you attend the meeting, you may revoke your proxy and vote your shares in person.

     Thank you for your continued support of our Company.

Sincerely,

/s/ William B. Yarmuth

William B. Yarmuth
Chairman of the Board,
President & CEO

ALMOST FAMILY, INC.
100 Mallard Creek Road, Suite 400
Louisville, Kentucky 40207

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD OCTOBER 14, 2002

To the Stockholders:

     The Annual Meeting of Stockholders (the “Annual Meeting”) of Almost Family, Inc. (the “Company”), will be held at the Hawthorn Suites, 751 Cypress Station Drive, Louisville, Kentucky, on Monday, October 14, 2002, at 9:00 a.m. local time for the following purposes:

(1)  To elect a Board of seven directors to serve until the next annual meeting of stockholders;

(2)  To ratify the appointment of Ernst & Young LLP as the Company’s independent auditor for the fiscal year ending December 31, 2002; and

(3)  To transact such other business as may properly come before the meeting or any adjournments thereof.

     A Proxy Statement describing matters to be considered at the Annual Meeting is attached to this Notice. Only stockholders of record at the close of business on September 3, 2002, are entitled to receive notice of and to vote at the meeting. A list of stockholders entitled to vote at the Annual Meeting will be available for inspection for a period of ten days before the meeting at the Company’s offices located at 100 Mallard Creek Road, Suite 400, Louisville, Kentucky.

By Order of the Board of Directors

/s/ C. Steven Guenthner C. Steven Guenthner Secretary

Louisville, Kentucky September 11, 2002

IMPORTANT

WHETHER OR NOT YOU EXPECT TO BE PRESENT AT THE MEETING, PLEASE MARK, DATE AND SIGN THE ENCLOSED PROXY AND RETURN IT IN THE ENVELOPE WHICH HAS BEEN PROVIDED. IF YOU ATTEND THE MEETING, YOU MAY REVOKE YOUR PROXY AND VOTE YOUR SHARES IN PERSON.

PROXY STATEMENT
GENERAL INFORMATION
RECORD DATE AND VOTING SECURITIES
SECURITY OWNERSHIP OF PRINCIPAL HOLDERS AND MANAGEMENT
ITEM 1 ELECTION OF DIRECTORS
EXECUTIVE COMPENSATION
OPTION GRANTS IN THE NINE MONTHS ENDED DECEMBER 31, 2001
OPTION EXERCISES IN FISCAL 2001 AND DECEMBER 31, 2001 VALUES
COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION
AUDIT COMMITTEE REPORT
COMPARISON OF FIVE-YEAR CUMULATIVE STOCKHOLDER RETURN
ITEM 2 RATIFICATION OF INDEPENDENT AUDITOR
STOCKHOLDER PROPOSALS
FORM 10-K
OTHER BUSINESS

ALMOST FAMILY, INC.
100 Mallard Creek Road, Suite 400
Louisville, Kentucky 40207

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD OCTOBER 14, 2002

GENERAL INFORMATION

     This Proxy Statement and accompanying proxy are being furnished in connection with the solicitation of proxies by the Board of Directors (the “Board”) of Almost Family, Inc., a Delaware corporation (the “Company”), to be voted on at the Annual Meeting of Stockholders (the “Annual Meeting”) and any adjournments thereof. The Annual Meeting will be held at the Hawthorn Suites, 751 Cypress Station Drive, Louisville, Kentucky, on Monday, October 14, 2002, at 9:00 a.m. local time for the purposes set forth in this Proxy Statement and the accompanying Notice of Annual Meeting. This Proxy Statement and accompanying proxy are first being mailed to stockholders on or about September 11, 2002.

     The original solicitation of proxies by mail may be supplemented by telephone and other means of communication and through personal solicitation by officers, directors and other employees of the Company, at no compensation. Proxy materials will also be distributed through brokers, custodians and other like parties to the beneficial owners of the Company’s common stock, par value $.10 per share (the “Common Stock”), and the Company will reimburse such parties for their reasonable out-of-pocket and clerical expenses incurred in connection therewith.

RECORD DATE AND VOTING SECURITIES

     The Board has fixed the record date (the “Record Date”) for the Annual Meeting as the close of business on September 3, 2002. At the Record Date, there were outstanding 2,274,027 shares of Common Stock (each of which is entitled to one vote per share on all matters to be considered at the Annual Meeting). A majority of the total number of shares of outstanding Common Stock present in person or by proxy is required to constitute a quorum to transact business at the Annual Meeting. Shares of Common Stock represented by properly executed proxies received before the close of voting at the Annual Meeting will be voted as directed by the stockholders, unless revoked as described below. Under Delaware law, proxies marked as abstentions are not counted as votes cast, but will be considered present and entitled to vote to determine if a quorum exists. In addition, shares held in street name that have been designated by brokers on proxy cards as not voted will not be counted as votes cast, but will be considered present and entitled to vote to determine if a quorum exists. If no instructions are given, shares represented by executed but unmarked proxies will be voted FOR election of the individuals nominated as directors and FOR ratification of the selection of Ernst & Young LLP as the

Company’s independent auditors for the current fiscal year. If any other matter is brought before the annual meeting, shares represented by proxies will be voted by the proxy holders as directed by a majority of the board of directors.

     A stockholder who completes and returns the proxy that accompanies this proxy statement may revoke that proxy at any time before the closing of the polls at the Annual Meeting. A stockholder may revoke a proxy by filing a written notice of revocation with, or by delivering a duly executed proxy bearing a later date to, the Secretary of the Company at the Company’s main office address at any time before the annual meeting. Stockholders may also revoke proxies by delivering a duly executed proxy bearing a later date to the inspector of election at the Annual Meeting before the close of voting, or by attending the Annual Meeting and voting in person. The presence of a stockholder at the Annual Meeting will not automatically revoke the stockholder’s proxy.

SECURITY OWNERSHIP OF PRINCIPAL HOLDERS AND MANAGEMENT

     The following table sets forth as of the Record Date certain information with respect to the beneficial ownership of the Company’s Common Stock of (i) each executive officer of the Company named in the Summary Compensation Table set forth herein under “Executive Compensation,” (ii) each director or nominee for director of the Company, (iii) all directors and executive officers as a group and (iv) each person known to the Company to be the beneficial owner of more than 5% of the outstanding Common Stock. The Company has no shares of Preferred Stock outstanding.

	Shares of Common
	Stock Beneficially Owned (1)

	Amount and Nature of
Directors and Executive Officers	Beneficial Ownership		Percent of Class

William B. Yarmuth	585,048	(2)	23.1%
Mary A. Yarmuth	585,048	(3)	23.1%
C. Steven Guenthner	95,841	(4)	4.1%
Steven B. Bing	15,340	(5)	0.7%
Donald G. McClinton	39,174	(6)	1.7%
Tyree G. Wilburn	25,000	(7)	1.1%
Jonathan D. Goldberg	29,066	(8)	1.3%
Wayne T. Smith	124,375	(9)	5.4%
W. Earl Reed, III	61,132	(10)	2.7%
Patrick T. Lyles	51,046	(11)	2.2%
Anne T. Liechty	18,806	(12)	0.8%
Directors and Executive Officers as a Group (11 persons)	1,044,828	(13)	37.5%
Other Five Percent Beneficial Owners
Heartland Advisors, Inc.	250,000	(14)	11.0%
William J. Nasgovitz 789 North Water Street Milwaukee, WI 53202
Yarmuth Family Limited Partnership	157,723	(15)	6.9%
100 Mallard Creek Road, Suite 400 Louisville, KY 40207

(1)  Based upon information furnished to the Company by the named persons, and information contained in filings with the Securities and Exchange Commission (the

“Commission”). Under the rules of the Commission, a person is deemed to beneficially own shares over which the person has or shares voting or investment power or has the right to acquire beneficial ownership within 60 days, and such shares are deemed to be outstanding for the purpose of computing the percentage beneficially owned by such person or group. Unless otherwise indicated, the named person has the sole voting and investment power with respect to the number of shares of Common Stock set forth opposite such person’s name.

(2)  Includes 2,962 shares as to which Mr. Yarmuth shares voting and investment power pursuant to a family trust and an option for 200,000 shares vested and exercisable, and 57,000 exercisable options owned by Mrs. Yarmuth in addition to 44,427 shares owned directly by Mrs. Yarmuth. Mr. Yarmuth’s business address is 100 Mallard Creek Road, Suite 400, Louisville, Kentucky 40207.

(3)  Includes the same ownership components as stated for Mr. Yarmuth. Mrs. Yarmuth’s business address is 100 Mallard Creek Road, Suite 400, Louisville, Kentucky 40207.

(4)  Includes 65,000 shares subject to currently exercisable options.

(5)  Includes 15,000 shares subject to currently exercisable options.

(6)  Includes 15,000 shares subject to currently exercisable options and 9,674 phantom shares within the Non-Employee Directors Deferred Compensation Plan.

(7)  Includes 15,000 shares subject to currently exercisable options.

(8)  Includes 14,500 shares subject to currently exercisable options and 10,566 phantom shares within the Non-Employee Directors Deferred Compensation Plan.

(9)  Includes 4,500 shares subject to currently exercisable options and 9,250 phantom shares within the Non-Employee Directors Deferred Compensation Plan. Mr. Smith’s business address is 155 Franklin Road, Suite 400, Brentwood, Tennessee 37027-4600.

(10)  Includes 8,000 shares subject to currently exercisable options and 3,132 phantom shares within the Non-Employee Directors Deferred Compensation Plan.

(11)  Includes 40,000 shares subject to currently exercisable options.

(12)  Includes 15,500 shares subject to currently exercisable options.

(13)  Includes currently exercisable options held by all directors and executive officers as a group to purchase 449,500 shares of Common Stock and 32,622 phantom shares held by Non-Employee Directors within the Non-Employee Directors Deferred Compensation Plan.

(14)  Based upon a Schedule 13G/A filed with the Commission for the year ended December 31, 2001 and information subsequently provided to the Company, Heartland Advisors, Inc., and William J. Nasgovitz, President and principal shareholder of Heartland Investment Advisors, Inc., have shared voting and/or dispositive power with respect to 250,000 shares of Common Stock.

(15)  Robert N. Yarmuth is the general partner and is the brother of William B. Yarmuth.

ITEM 1
ELECTION OF DIRECTORS

     At the Annual Meeting, seven directors will be elected to serve until the next annual meeting of stockholders. To be elected, a nominee must receive a plurality of the votes cast in the election at the Annual Meeting. Proxies cannot be voted for a greater number of persons than are named. Although it is not anticipated that any of the nominees listed below will decline or be unable to serve, if that should occur, the proxy holders may, in their discretion, vote for substitute nominees.

Nominees for Election as Directors

     Set forth below is a list of Board members who will stand for re-election at the Annual Meeting, together with their ages, all Company positions and offices each person currently holds and the year in which each person joined the Board of Directors.

		Position	Director
Name	Age	or Office	Since

William B. Yarmuth	50	Chairman of the Board, President and Chief Executive Officer	1991
Steven B. Bing	56	Director	1992
Donald G. McClinton	69	Director	1994
Tyree G. Wilburn	50	Director	1996
Jonathan D. Goldberg	51	Director	1997
Wayne T. Smith	56	Director	1997
W. Earl Reed, III	51	Director	2000

William B. Yarmuth.    Mr. Yarmuth has been a director of the Company since 1991, when the Company acquired National Health Industries (“National”), where Mr. Yarmuth was Chairman, President and Chief Executive Officer. After the acquisition, Mr. Yarmuth became the President and Chief Operating Officer of the Company. Mr. Yarmuth became Chairman and CEO in 1992. He was Chairman of the Board, President and Chief Executive Officer of National from 1981 to 1991.

Steven B. Bing.    Mr. Bing was elected a director in January 1992. Mr. Bing is a principal and Chief Operating Officer of Prosperitas Investment Partners, L.P., a private investment company located in Louisville, Kentucky. From 1989 to March 1992, Mr. Bing was President of ICH

Corporation, an insurance holding company. From 1984 to 1989, he served as Senior Vice President of ICH Corporation. He is also a director of various closely-held business entities.

Donald G. McClinton.    Mr. McClinton was elected a director in October 1994. Prior to July 2002, Mr. McClinton was President and part owner of Skylight Thoroughbred Training Center, Inc., a thoroughbred training center. From 1986 to 1994, Mr. McClinton was co-chairman of Interlock Industries, a privately held conglomerate in the metals and transportation industries.

Tyree G. Wilburn.    Mr. Wilburn was elected a director in January 1996. Mr. Wilburn is a private investor. From 1992 to 1996, Mr. Wilburn was Chief Development Officer of Community Health Systems, Inc., and, most recently, Executive Vice President and Chief Financial and Development Officer. From 1974 to 1992, Mr. Wilburn was with Humana Inc. where he held senior and executive positions in mergers and acquisitions, finance, planning, hospital operations, audit and investor relations. He is also a director of several private companies.

Jonathan D. Goldberg.    Mr. Goldberg was elected a director in February 1997. Mr. Goldberg is the managing partner of the law firm of Goldberg and Simpson in Louisville, Kentucky and has served in that capacity since 1991.

Wayne T. Smith.    Mr. Smith was elected a director in March 1997. Mr. Smith is Chairman of the Board, President and Chief Executive Officer of Community Health Systems, Inc. Mr. Smith also serves as a director of Praxair, Inc. Mr. Smith was President and Chief Operating Officer of Humana Inc. from 1993 to 1996 and served with Humana Inc. from 1973 to 1993 in various capacities, including numerous positions as vice president and divisional president.

W. Earl Reed, III.    Mr. Reed was elected a director in November 2000. Mr. Reed has been a partner with The Allegro Group, a healthcare financial advisory firm that advises public and private healthcare organizations, since September 1998. Mr. Reed served as Chairman, President and Chief Executive Officer of Rehab Designs of America Corporation, a private venture capital backed orthotics and prosthetics healthcare company, from March 1, 2000 until December 31, 2001. Rehab Designs of America Corporation filed a voluntary petition for protection under Chapter 11 of the federal bankruptcy code in February 2001 and emerged in December 2001 after successfully completing its financial restructuring. From 1987 to 1998, Mr. Reed was Chief Financial Officer and member of the board of directors of Vencor, Inc. Vencor filed voluntary petitions for protection under Chapter 11 of the federal bankruptcy code in September 1999 and emerged in April 2001 after successfully completing its financial restructuring.

Recommendation

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE ELECTION OF EACH OF THE SEVEN NOMINEES FOR DIRECTOR OF THE COMPANY.

Meetings of the Board of Directors

     The Board met on 6 occasions during the nine months ended December 31, 2001. Each incumbent director attended at least 75% of the aggregate of the meetings of the Board and its committees on which such director served during his period of service.

Committees of the Board of Directors

     The Board of Directors has an Audit Committee and a Compensation Committee. The Board does not have an executive committee or a nominating committee; executive committee and nominating functions are performed by the entire Board.

     The principal duties of the Audit Committee include reviewing the scope of the audit, the corporate accounting practices and policies with the independent auditors, reviewing with the independent auditors their final report, reviewing with independent auditors overall accounting and financial controls and consulting with the independent auditors.

     The members of the Audit Committee are Messrs. Goldberg, Reed, and Wilburn. The Audit Committee held three meetings during the nine months ended December 31, 2001.

     The principal duties of the Compensation Committee are to review the compensation of directors and officers of the Company and to prepare recommendations and periodic reports to the Board concerning such matters. The Compensation Committee also administers the Company’s employee stock option plans. The members of the Compensation Committee are Messrs. Bing, Goldberg, McClinton, Reed, Smith and Wilburn. The Compensation Committee held one meeting during the nine months ended December 31, 2001.

Compensation of Directors

     Directors who are not also employees of the Company are entitled to compensation at a rate of $2,000 for each Board of Directors meeting attended and $500 for each independently scheduled committee meeting attended. In addition, non-employee directors are eligible to receive stock options under the Almost Family, Inc. 1993 Stock Option Plan for Non-Employee Directors (the “Directors’ Plan”) adopted by the Board on February 17, 1993, and subsequently approved by stockholders. There were no grants under the Directors’ Plan in the nine months ended December 31, 2001.

William Yarmuth Employment Agreement

     The Company has a year-to-year employment agreement with William B. Yarmuth, its Chairman of the Board, President and Chief Executive Officer. Under the terms of the agreement, Mr. Yarmuth earned an annual base salary of $190,000 in fiscal 2001. This annual base salary was increased to $250,000 effective June 5, 2001. In addition, Mr. Yarmuth is eligible for a performance based cash incentive of 100% of annual base salary. The agreement includes a covenant not to compete for a period of two years and potential termination payments to Mr. Yarmuth of two times his annual salary.

Section 16(a) Beneficial Ownership Reporting Compliance

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s directors and executive officers, and persons who own more than ten percent of a registered class of the Company’s equity securities, to file with the Securities and Exchange Commission initial reports of stock ownership and reports of changes in stock ownership and to provide the Company with copies of all such filed forms. Based solely on its review of such copies or written representations from reporting persons, the Company believes that all reports were filed on a timely basis during fiscal 2001 and during the nine months ended December 31, 2001.

Related Transactions

     On August 19, 2002, the Company redeemed 210,100 shares of Common Stock owned by David T. Russell at a redemption price per share of $7.25. At the time of the transaction, Dr. Russell owned in excess of 5% of the Company’s issued and outstanding shares. Immediately following the transaction, Dr. Russell beneficially owned 30,961 shares of Common Stock.

EXECUTIVE COMPENSATION

     The following table sets forth information concerning compensation paid by the Company for services rendered in all capacities during the last three complete fiscal years and the nine months ended December 31, 2001 to the Chief Executive Officer and the four other most highly compensated executive officers. For purposes of the presentation, the 2002 amounts reflect the nine months ended December 31, 2001.

Summary Compensation Table

				Long-Term
				Compensation

		Annual Compensation		Securities
				Underlying Options
Name and Principal Position	Year	Salary	Bonus	(No. of Shares)

William B. Yarmuth	2002	$172,022	$0	0
Chairman of the Board,	2001	190,000	99,750	100,000
President and Chief	2000	190,000	50,000[1]	0
Executive Officer	1999	190,000	0	100,000

Mary A. Yarmuth	2002	$110,185	$0	0
Senior Vice President -	2001	136,638	51,736	20,000
Service Development	2000	132,121	0	0
	1999	130,050	0	20,000

C. Steven Guenthner	2002	$118,551	$0	0
Senior Vice President	2001	136,638	51,736	20,000
Secretary/Treasurer and	2000	132,121	25,000[1]	0
Chief Financial Officer	1999	130,050	0	20,000

Patrick T. Lyles	2002	$99,770	$0	0
Senior Vice President	2001	126,079	31,826	10,000
	2000	121,911	25,000[1]	0
	1999	120,000	0	15,000

Anne T. Liechty Senior Vice President – Visiting Nurse Operations	2002	$95,481	$0	0

1  Bonuses for these individuals were granted by the Board for the successful sale of the product operations in November 1999.

OPTION GRANTS IN THE NINE MONTHS ENDED DECEMBER 31, 2001

     There were no grants of stock options in the nine months ended December 31, 2001 to the executive officers named in the Summary Compensation Table.

OPTION EXERCISES IN FISCAL 2001 AND DECEMBER 31, 2001 VALUES

     William B. Yarmuth exercised stock options during the 2001 fiscal year as set forth below. None of the named executive officers exercised stock options during the nine months ended December 31, 2001. In addition, set forth below is information with respect to the number and value of unexercised stock options held by the named executive officers at December 31, 2001.

			Number of Securities
			Underlying Unexercised		Value of Unexercised
	Shares		Options At December 31,		In-The-Money At December
	Acquired on		2001 Exercisable/		31, 2001 Exercisable/
Name	Exercise	Value Realized	Unexercisable		Unexercisable(1)

William B. Yarmuth	100,000	$217,438	150,000	100,000	$1,990,938	$1,221,563
C. Steven Guenthner	0	0	55,000	20,000	731,313	244,313
Mary A. Yarmuth	0	0	59,000	20,000	784,613	244,313
Patrick T. Lyles	0	0	33,750	6,250	450,578	139,359
Anne T. Liechty	0	0	14,425	1,075	190,612	113,555

(1)	These amounts represent the market value less the exercise price. The market value of the Common Stock was $15.95 based on the closing bid price per share at December 31, 2001, on the Nasdaq Small Cap System.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

Compensation Policies

     The Compensation Committee of the Board of Directors is comprised of Messrs. Bing, Goldberg, McClinton, Reed, Smith and Wilburn, each a non-employee director of the Company. The Compensation Committee is responsible for advising the Board of Directors on matters relating to the compensation of the Company’s executive officers and administering the Company’s stock option plans. Set forth below is a report submitted by the Compensation Committee describing its compensation policies and the committee’s decisions relating to compensation of executive officers during the 2001 fiscal year and the nine months ended December 31, 2001.

     The Compensation Committee’s policies concerning the compensation of the Company’s executive officers are summarized as follows:

•	Compensation awarded by the Company should be effective in attracting, motivating and retaining key executives;

•	Executive officers of the Company should be compensated at a level which is comparable to other executives with similar skills and qualifications; and

•	The Company’s compensation programs should give executive officers a financial interest in the Company similar to the interests of the Company’s stockholders.

     The Company’s executive officers are compensated through a combination of salary, annual bonuses (when appropriate) and grants of stock options under the Company’s option plans. The annual salaries of the Company’s executives are reviewed from time to time by the Compensation Committee. The Compensation Committee recommends to the Board of Directors that adjustments be made where necessary in order for the annual salaries of the Company’s executives to be competitive with the salaries of other executives with similar skills and qualifications. Officers of the Company are eligible for performance based cash incentives based on the Compensation Committee’s subjective determination in conjunction with a review of the Company’s achievement of annual goals and objectives established by the Compensation Committee. For fiscal 2001 the goals and objectives included meeting earnings targets and increasing shareholder value as measured by stock price performance. Based on these goals and objectives, with respect to the 2001 fiscal year, Mr. Yarmuth, the Chief Executive Officer, received a bonus of $99,750 and the other executive officers named in the Summary Compensation Table received bonuses in the aggregate amount of $135,298. Based on these goals and objectives, no bonuses were awarded with respect to the nine months ended December 31, 2001.

     The Compensation Committee periodically grants stock options under the Company’s option plans in order to provide executive officers and other employees with an additional incentive to strive for the success of the Company’s business so as to increase the price of the Company’s Common Stock. The Compensation Committee believes that stock options are a valuable tool in encouraging executive officers to align their interests with the interests of the stockholders and to manage the Company for the long term. With respect to the 2001 fiscal year, the Compensation Committee granted options for a total of 100,000 shares of Common Stock to the executive officers named in the Summary Compensation Table, all of such options being awarded to the Chief Executive Officer, and no options were awarded to the executive officers in the nine months ended December 31, 2001. The Compensation Committee determined the number of options granted to the executive officers based upon its subjective evaluation of the performance and responsibilities of each of the officers.

Compensation of the Chief Executive Officer

     William B. Yarmuth, the Chairman, President and Chief Executive Officer of the Company, is eligible to participate in the same executive compensation plans available to the Company’s other executive officers. Mr. Yarmuth’s salary of $190,000 for the 2001 fiscal year was determined pursuant to his employment agreement. See discussion regarding incentive compensation under “Compensation Policies” above. During the nine months ended December 31, 2001, the Company increased Mr. Yarmuth’s base salary paid pursuant to his employment agreement from $190,000 to $250,000. In establishing the increase in Mr. Yarmuth’s annual salary from $190,000 to $250,000, the Compensation Committee used its subjective judgment in determining a salary level which is comparable to other executives with similar skills and qualifications. Mr. Yarmuth’s last increase in annual salary was over five years before the current increase.

OBRA Deductibility Limitation

     Under the Omnibus Budget Reconciliation Act of 1993 (“OBRA”), subject to certain exceptions and transition provisions, the allowable deduction for compensation paid or accrued with respect to the chief executive officer and each of the four most highly compensated executive officers of a publicly held corporation, is limited to $1 million per year, per executive officer. The Company has determined not to take any actions at this time with respect to its compensation plans that might be necessary to exempt compensation under such plans from the OBRA deductibility limitation.

Compensation Committee:	Steven B. Bing Jonathan D. Goldberg Donald G. McClinton W. Earl Reed, III Wayne T. Smith Tyree G. Wilburn

AUDIT COMMITTEE REPORT

     The Audit Committee of the Board of Directors is composed of three directors, all of whom meet the Nasdaq Marketplace Rules test for independence. The Committee acts under a written charter adopted by the Board of Directors. The Audit Committee has prepared the following report on its activities with respect to the Company’s audited financial statements for the nine months ended December 31, 2001 (the “audited financial statements”).

•	The Audit Committee reviewed and discussed the audited financial statements with management;

•	The Audit Committee discussed with Arthur Andersen LLP, the Company’s independent auditors for the nine months ended December 31, 2001, the matters required to be discussed by Statements on Auditing Standards No. 61 (Communication with Audit Committees);

•	The Audit Committee received the written disclosures and the letter from Arthur Andersen LLP required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and discussed with Arthur Andersen LLP its independence from the Company and its management; and

•	Based on the review and discussion referred to above, and in reliance thereon, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the nine months ended December 31, 2001, for filing with the U.S. Securities and Exchange Commission.

Audit Committee:	Jonathan D. Goldberg W. Earl Reed, III Tyree G. Wilburn

2001 Auditor Fees

Audit Fees

     The aggregate fee billed by Arthur Andersen LLP for professional services rendered for the audit of the Company’s annual financial statements for the year ended December 31, 2001 and the reviews of the Company’s financial statements included in the Company’s Forms 10-Q for the nine months ended December 31, 2001 was $197,500.

Financial Information Systems Design and Implementation Fees

     No fees were billed by Arthur Andersen LLP for information technology services of the type described in Rule 2-01(c)(4)(ii) of Regulation S-X during the nine months ended December 31, 2001.

All Other Fees

     The aggregate amount of fees billed for all other non-audit services, including fees for tax-related services, rendered by Arthur Andersen LLP during the nine months ended December 31, 2001 was $64,455.

     The Audit Committee considered whether Arthur Andersen LLP’s provision of non-audit services to the Company was compatible with the auditor’s independence.

COMPARISON OF FIVE-YEAR CUMULATIVE STOCKHOLDER RETURN

     The graph that follows compares the cumulative return experienced by holders of the Company’s Common Stock during the last five fiscal years and the nine months ended December 31, 2001 to the returns of the Russell 2000 Index and the returns of a peer group index comprised of other publicly-traded companies within the healthcare industry. The graph assumes the investment of $100 on March 31, 1996 in the Company’s Common Stock and each of the indices, and the reinvestment of all dividends paid during the period on the securities comprising the indices.

     In addition to the Company, the peer group includes the following companies: Amedisys Inc.; Apria Healthcare Group Inc.; Beverly Enterprises Inc.; Gentiva Health Services Inc.; ManorCare Inc.; National Home Health Care Corporation; New York Health Care Inc.; Res-Care, Inc.; and Sunrise Assisted Living Inc.

	3/96	3/97	3/98	3/99	3/00	3/01	12/01

ALMOST FAMILY, INC.	100.00	76.27	105.08	27.12	38.14	83.05	210.17
RUSSELL 2000	100.00	105.11	149.27	125.00	171.62	145.32	159.29
PEER GROUP	100.00	95.81	107.90	72.78	44.97	72.70	84.67

ITEM 2
RATIFICATION OF INDEPENDENT AUDITOR

     Pursuant to prior authorization of the Company’s Board of Directors, on May 30, 2002, the Audit Committee appointed the firm of Ernst & Young LLP to serve as the independent public accountants to audit the financial statements of the Company for the year ended December 31, 2002. Accordingly, a resolution will be presented at the Annual Meeting to ratify the appointment of Ernst & Young LLP. If the stockholders fail to ratify the appointment of Ernst & Young LLP, the Audit Committee will reconsider such appointment. Even if the appointment is ratified, the Audit Committee in its discretion may direct the appointment of a different independent public accounting firm at anytime during the year if the Audit Committee believes that such a change would be in the best interests of the Company and its stockholders. One or more representatives of Ernst & Young LLP are expected to be present at the Annual Meeting, will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

     Pursuant to prior authorization of the Company’s Board of Directors, the Audit Committee dismissed Arthur Andersen LLP as the Company’s independent certifying accountants on May 30, 2002. The reports of Arthur Andersen LLP on the Company’s financial statements for the nine-months ended December 31, 2001, and the fiscal years ended March 31, 2001 and March 31, 2000 did not contain any adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principles. In connection with the audit of the Company’s financial statements for the nine-months ended December 31, 2001, and the fiscal years ended March 31, 2001 and March 31, 2000 and through May 30, 2002, there were no disagreements with Arthur Andersen LLP on any matters of accounting principles or practices, financial statement disclosure, or auditing scope or procedures which, if not resolved to the satisfaction of Arthur Andersen LLP, would have caused the firm to make reference to the matter in their report. During the period ended December 31, 2001, and the fiscal years ended March 31, 2001 and March 31, 2000, and the subsequent interim period preceding the dismissal of Arthur Andersen LLP on May 30, 2002, no reportable events (as defined in the SEC’s Regulation S-K Item 304(a)(1)(v)) occurred in connection with the relationship between Arthur Andersen LLP and the Company, except as referred to in the next sentence. The Company’s consolidated balance sheet as of March 31, 2001 and the related consolidated statement of operations, stockholders’ equity and cash flows for the two years in the period ended March 31, 2001 were restated as indicated in Arthur Andersen LLP’s report included in the Company’s Form 10-K for the period ending December 31, 2001. Representatives of Arthur Andersen LLP are not expected to be present at the Annual Meeting, and therefore will not have the opportunity to make a statement if they desire to do so, and will not be available to respond to appropriate questions.

Recommendation

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE RATIFICATION OF ERNST & YOUNG LLP AS THE COMPANY’S INDEPENDENT AUDITOR FOR THE FISCAL YEAR ENDING DECEMBER 31, 2002.

STOCKHOLDER PROPOSALS

     Under Rule 14a-8 promulgated under the Exchange Act, stockholders may present proposals to be included in the Company proxy statement for consideration at the next annual meeting of its stockholders by submitting their proposals to the Company in a timely manner. Any such proposal must comply with Rule 14a-8.

     The Company’s by-laws, copies of which are available from the Company’s Secretary, require stockholders who intend to propose business for consideration by stockholders at an annual meeting, other than stockholder proposals that are included in the proxy statement, to give written notice to the President or Secretary of the Company not less than thirty days before the annual meeting. This notice must include a brief description of the business desired to be brought before the annual meeting, any material interest the stockholder has in such business, the name and address of the stockholder as they appear on the Company’s books and the class and number of shares of Common Stock the stockholder beneficially owns. This notice must also include the name, address and share holdings of any other stockholders known by the proposing stockholder to support such proposal. Similar requirements are set forth in the Company’s by-laws with respect to stockholders desiring to nominate candidates for election as director. If a stockholder submitting a matter to be raised at the Company’s next annual meeting or a candidate for election as director desires that such matter or candidate be included in the Company’s proxy statement, such matter or candidate must be submitted to the Company no later than May 13, 2003.

     SEC rules set forth standards for what stockholder proposals the Company is required to include in a proxy statement for an annual meeting.

FORM 10-K

     The Company’s Annual Report on Form 10-K for the nine months ended December 31, 2001, accompanies this Proxy Statement. Stockholders may obtain copies of exhibits at $0.25 per page to cover the Company’s costs in furnishing such copies by sending a written request to C. Steven Guenthner, Almost Family, Inc., 100 Mallard Creek Road, Suite 400, Louisville, Kentucky 40207.

OTHER BUSINESS

     The Board of Directors is not aware of any other matters to be presented at the Annual Meeting other than those set forth in the Notice of Annual Meeting and routine matters incident to the conduct of the meeting. If any other matters should properly come before the Annual Meeting or any adjournment or postponement thereof, the persons named in the proxy, or their substitutes, intend to vote on such matters in accordance with their best judgment.

By Order of the Board of Directors

/s/ C. Steven Guenthner

C. Steven Guenthner
Secretary
Louisville, Kentucky
September 11, 2002

☒	PLEASE MARK VOTES AS IN THIS EXAMPLE	REVOCABLE PROXY ALMOST FAMILY, INC.

			For	With- hold	For All Except
ANNUAL MEETING OF STOCKHOLDERS THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS	1.	ELECTION OF DIRECTORS: (except as marked to the contrary below):	☐	☐	☐
The undersigned, a stockholder of ALMOST FAMILY, INC., a Delaware corporation (the “Company”), hereby appoints WILLIAM B. YARMUTH and C. STEVEN GUENTHNER, and each of them, the true and lawful attorneys and proxies with full power of substitution, for and in the name, place and stead of the undersigned, to vote all of the shares of Common Stock of the Company which the undersigned would be entitled to vote if personally present at the Annual Meeting on Monday, October 14, 2002, at 9:00 a.m. local time, and at any adjournment thereof.	William B. Yarmuth, Steven B. Bing, Donald G. McClinton, Tyree G. Wilburn, Jonathan D. Goldberg, Wayne T. Smith and W. Earl Reed, III.

		INSTRUCTION: To withhold authority to vote for any individual nominee, mark “For All Except” and write that nominee’s name in the space provided below.

     The undersigned hereby instructs said proxies or their substitutes:

	2.	PROPOSAL TO RATIFY THE APPOINTMENT OF ERNST & YOUNG LLP as independent auditors for the Company.	For ☐	Against ☐	Abstain ☐

	3.	DISCRETIONARY AUTHORITY: To vote with discretionary authority with respect to all other matters which may properly come before the Annual Meeting.

Please be sure to sign and date Date this Proxy in the box below.		This proxy, when properly executed, will be voted in accordance with any directions hereinbefore given. UNLESS OTHERWISE SPECIFIED,THE PROXY WILL BE VOTED FOR ELECTION OF THE INDIVIDUALS NOMINATED AS DIRECTORS AND FOR APPROVAL OF PROPOSAL 2.

Stockholder sign above — Co-holder (if any) sign above		MANAGEMENT RECOMMENDS A VOTE FOR THE NOMINEES LISTED ABOVE AND FOR PROPOSAL 2.

Detach above card, sign, date and mail in postage paid envelope provided.

ALMOST FAMILY, INC.
100 Mallard Creek Road, Suite 400, Louisville, Kentucky 40207

     Please sign exactly as name appears on label. If shares are held by joint tenants, all parties in the joint tenancy must sign. When signing as attorney, executor, administrator, trustee or guardian, please indicate the capacity in which signing. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

PLEASE ACT PROMPTLY
SIGN, DATE & MAIL YOUR PROXY CARD TODAY

IF YOUR ADDRESS HAS CHANGED, PLEASE CORRECT THE ADDRESS IN THE SPACE PROVIDED BELOW AND RETURN THIS PORTION WITH THE PROXY IN THE ENVELOPE PROVIDED.